Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 15, 2026, with respect to the consolidated financial statements of SCHMID Group N.V., incorporated herein by reference.

KPMG AG Wirtschaftsprüfungsgesellschaft

Stuttgart, Germany

May 26, 2026